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                                    EXHIBIT 1

                           CERTIFICATE OF DESIGNATION

                                       OF

                   $10.00 CONVERTIBLE PREFERRED STOCK SERIES 2

                                       OF

                            NEWS COMMUNICATIONS, INC.

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                        PURSUANT TO SECTION 78.195 OF THE
                             NEVADA REVISED STATUTES

                     --------------------------------------


                  NEWS  COMMUNICATIONS,   INC.,  a  corporation   organized  and
existing under the laws of the State of Nevada, DOES HEREBY CERTIFY THAT:

                  FIRST:            News Communications, Inc. (the
"Corporation") was incorporated under the laws of the State of Nevada on May 20, 1986;

                  SECOND:           Pursuant to authority conferred upon the
Board of Directors by the Articles of Incorporation of the Corporation, as amended, under the provisions of Section
78.195 of the Nevada Revised Statutes, the Board of Directors


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of the Corporation on April 17, 1998,  fixed the  designations,  preferences and relative, participating, optional, conversion or other special rights, or qualifications, limitations or restrictions of up to 20,000 shares of preferred stock of the Corporation, $1.00 par value, as follows:

                  (1)  DESIGNATION.   A  series  of  preferred  stock  shall  be
designated and known as the $10.00 Convertible Preferred Stock Series 2 (hereinafter called "$10.00 Convertible Preferred Stock Series 2"). Each share of $10.00 Convertible Preferred Stock Series 2 shall be identical in all respects with the other shares of $10.00 Convertible Preferred Stock Series 2.

                  (2) NUMBER OF SHARES. The number of shares of $10.00 Convertible Preferred Stock Series 2 shall be 20,000 shares. Shares of $10.00
Convertible Preferred Stock Series 2 purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. The shares of $10.00 Convertible Preferred Stock Series 2 shall not be callable by the Corporation.

                  (3)      DIVIDENDS.

                           (a)      Dividends shall be payable on each share
of $10.00 Convertible Preferred Stock Series 2 at a rate equal to the product of one and one-half times the amount of dividends, if any, per share (whether payable in cash, securities of the Company or any subsidiary or affiliate of the Company, or other property) declared and paid by the Corporation on its Common Stock multiplied by the number of shares of Common Stock for which a share of $10.00 Convertible Preferred Stock Series 2 may then be converted, as and when dividends may be declared and paid upon the Common Stock,

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payable, in the case of cash dividends, out of funds legally available for the declaration of dividends.

                           (b) Subject to the foregoing and to any further
limitations prescribed in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any junior stock, and/or any parity stock (other than $10.00 Convertible Preferred Stock Series 2), and no holders of shares of $10.00 Convertible Preferred Stock Series 2 shall be entitled to share therein.

                  (4) LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, after payment to holders of any series of preferred stock or other class of securities entitled to a preference over holders of $10.00 Convertible Preferred Stock Series 2 but before any distribution or payment shall be made to the holders of any junior stock, the holders of $10.00 Convertible Preferred Stock Series 2 shall be entitled to be paid the amount of $10.00 per share, together with all accrued and unpaid dividends to such distribution or payment date. If such payment shall have been made in full to the holders of $10.00 Convertible Preferred Stock Series 2, then the remaining assets and funds of the Corporation shall be distributed among the holders of the other classes and series of capital stock of the Corporation, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the amounts so payable are not paid in full to the holders of all outstanding shares of $10.00 Convertible Preferred Stock Series 2, then the holders of $10.00 Convertible Preferred Stock Series 2 and the holders

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of all other parity stock shall share ratably in any  distribution  of assets in proportion to the full amounts to which they would otherwise be respectively entitled according to their respective rights and preferences. The merger or consolidation of the Corporation with or into one or more other entities or the sale, lease or conveyance of all or a part of its assets shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of the foregoing provisions of this Section (4).

                  (5)      VOTING AND OTHER RIGHTS.

                           (a)      Except as hereinafter specifically
provided, each issued and outstanding share of $10.00 Convertible Preferred Stock Series 2 shall be entitled, with respect to all matters presented for a vote to holders of Common Stock, to such number of votes such share would have had if it had been converted into shares of Common Stock pursuant to Section (6) on the record date of stockholders entitled to vote on such matters, or, if no record date is established, at the date such vote is taken. The holders of $10.00 Convertible Preferred Stock Series 2 shall be entitled to the same prior notice of all stockholders' meetings as is given to other stockholders and to vote together with such holders as set forth therein upon any matter submitted to such holders for a vote and not as a separate class. Except as specifically provided herein, if for any reason holders of $10.00 Convertible Preferred Stock Series 2 shall be entitled to vote as a separate class, the holders of a majority in interest of $10.00 Convertible Preferred Stock Series 2 entitled to vote in such election shall bind the entire class of $10.00 Convertible Preferred Stock Series 2. The shares of $10.00 Convertible Preferred Stock Series 2 shall not have any relative, participating, optional or any other special rights

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or powers other than as set forth herein.

                           (b)      The vote of all of the holders of record
of the $10.00 Convertible Preferred Stock Series 2 shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation or any similar document relating to any series of preferred stock) so as to affect adversely the powers, preferences or rights of the $10.00 Convertible Preferred Stock Series 2. The increase of the authorized amount of the Preferred Stock shall not be deemed to affect adversely the powers, preferences or rights of the $10.00 Convertible Preferred Stock Series 2.

                  (6)      CONVERSION.

                           (a)      Any holder of a share of $10.00 Convertible
Preferred Stock Series 2 may convert each such share, at any time and from time to time, into shares of Common Stock. The number of shares of Common Stock into which each share of $10.00 Convertible Preferred Stock Series 2 may be converted shall be obtained by dividing $10.00 by the Conversion Price, which shall be equal to the lower of (i) $1.375 or (ii) the price per share of Common Stock at which shares of Common Stock are sold in the earliest offering of equity securities by the Company after the date this Certificate of Designation is filed with the Secretary of State of Nevada in which gross proceeds of at least $2,500,000 are raised by the Company, subject to adjustment from time to time as hereinafter provided in Section (6)(d) or (e) below and subject to the provisions regarding no issuance of fractional shares set forth in Section
(6)(j) below. The conversion of any shares of $10.00 Convertible Preferred Stock Series 2

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shall  not  affect  the  holders'  rights  to  dividends  unpaid  to the date of conversion but all rights to future dividends and any interest thereon shall terminate upon conversion. The shares of Common Stock into which the $10.00 Convertible Preferred Stock Series 2 is convertible shall be referred to as the "Converted Securities."

                           (b) In order to convert shares of $10.00 Convertible
Preferred Stock Series 2 into Converted Securities pursuant to paragraph (a) above, the holder thereof shall surrender the certificate or certificates for $10.00 Convertible Preferred Stock Series 2, duly endorsed or in blank, to the Corporation at its principal office (or such other place as may be reasonably designated by the Corporation), shall give written notice to the Corporation at said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificates for Converted Securities to be issued and shall make payment to the Corporation of any applicable transfer or other taxes. The Corporation will, as soon as practicable thereafter, deliver at said office to such holder of shares of the $10.00 Convertible Preferred Stock Series 2 or to his nominee or nominees, certificates for the number of full Converted Securities to which he shall be entitled as aforesaid and, if applicable, a check in lieu of any fractional share of Common Stock as provided in Section (6)(j). Shares of the $10.00 Convertible Preferred Stock Series 2 shall be deemed to have been converted as of the date of the surrender of such certificate or certificates for conversion as provided above, and the person or persons entitled to receive the Converted Securities issuable upon such conversion shall be treated for all purposes, including, but not limited to, the right to vote the Common Stock included as part of the Converted Securities, as the record holder or holders of such Common Stock on such date.

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                           (c) In case the Corporation shall, at any time prior
to the conversion of all of the $10.00 Convertible Preferred Stock Series 2, offer to the holders of its Common Stock rights to subscribe to purchase additional shares of Common Stock having an aggregate purchase price of at least $3,000,000, then upon the consummation of the sale of Common Stock having an aggregate purchase price of at least $3,000,000, each outstanding share of $10.00 Convertible Preferred Stock Series 2 shall automatically convert into the number of shares of Common Stock obtained by dividing $10.00 by the Conversion Price. The Corporation will, as soon as practicable thereafter, deliver to each holder of shares of $10.00 Convertible Preferred Stock Series 2 or to his nominee, certificates for the number of full Converted Securities to which he shall be entitled as aforesaid and, if applicable, a check in lieu of any fractional share of Common Stock as provided in Section (6)(j). The person or persons entitled to receive the Converted Securities shall be treated for all purposes, including, but not limited to, the right to vote the Common Stock included as part of the Converted Securities, as the record holder or holders of such Common Stock on the date of such automatic conversion.

                           (d) The Conversion Price of the $10.00 Convertible
Preferred Stock Series 2 and, accordingly, the number of shares of Common Stock into which the shares of $10.00 Convertible Preferred Stock Series 2 may be converted, shall be subject to adjustment from time to time as follows:

                                    (i) In case the Corporation shall (i)
subdivide or split its outstanding shares of Common Stock into a larger number of shares by recapitalization, reclassification or split-up thereof, or by issuance of shares of Common Stock as a dividend or distribution on the Common Stock, or (ii) combine its outstanding shares of Common Stock

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into a  smaller  number  of  shares  by  recapitalization,  reclassification  or combination thereof, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of $10.00 Convertible Preferred Stock Series 2 thereafter shall be entitled to receive, upon such conversion effected after the happening of any of the events described above, the same number of shares of Common Stock as such holder would have received had such shares of $10.00 Convertible Preferred Stock Series 2 been converted immediately prior to the happening of such event.

                                    (ii) In case the Corporation after the date
hereof shall distribute to all of the holders of outstanding shares of Common Stock any securities or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the State of Nevada), the Board of Directors shall be required to make such equitable adjustment in the number of shares of Common Stock into which each share of $10.00 Convertible Preferred Stock Series 2 is convertible pursuant to Section (6)(a) hereof, as in effect immediately prior to the record date for such distribution, as may be necessary to preserve for the holder rights substantially proportionate to those enjoyed hereunder by the holder immediately prior to the happening of such distribution.

                  An adjustment made pursuant to this Section (6)(d) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a recapitalization, reclassification or combination. Such adjustments shall be made successively whenever any event described above shall occur.

                           (e) In the case of any reclassification of the
outstanding Common Stock (other than a change that solely


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affects  the par value of such  shares of Common  Stock or a change  covered  by
Section (6)(d) hereof), or if the Corporation or any successor company shall consolidate or merge with, or convey all or substantially all its property and
assets  to,  any  other  company,   then,  as  a  condition  precedent  to  such
reclassification,   consolidation,   merger   or   conveyance   (other   than  a
consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), adequate provision shall be made whereby the holders of shares of $10.00 Convertible Preferred Stock Series 2 at the time outstanding shall thereafter be entitled to convert their shares of $10.00 Convertible Preferred Stock Series 2 (or any other securities, other than Common Stock, that may be issued on such reclassification, consolidation, merger or conveyance with respect to or in exchange for the $10.00 Convertible Preferred Stock Series 2) into such shares of stock, securities or assets as may be issuable or payable with respect to, or in exchange for, the number of shares of Common Stock or the other shares of stock, securities or assets, as the case may be, into which their shares of the $10.00 Convertible Preferred Stock Series 2 would be convertible immediately prior to such reclassification, consolidation, merger or conveyance; and the right that the holders of $10.00 Convertible Preferred Stock Series 2 have to receive additional shares of Common Stock on conversion of their shares of $10.00 Convertible Preferred Stock Series 2 on account of any adjustment made pursuant to Section (6)(d) shall continue and be preserved in respect of any stock or other securities of the successor company into which shares of the $10.00 Convertible Preferred Stock Series 2 shall thereafter become exchangeable.

                           (f) In case the Corporation shall, at any time prior
to the conversion of all of the $10.00 Convertible

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Preferred Stock Series 2, offer to the holders of its Common Stock any rights to subscribe for additional shares of Common Stock or shares of any other class of the Corporation, then the Corporation shall give written notice thereof to the registered holders of the $10.00 Convertible Preferred Stock Series 2 not less than 20 days prior to the date on which the books of the Corporation are closed or a record date is fixed for the determination of the stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date fixed with respect to such offer of subscription and the right of the holder of $10.00 Convertible Preferred Stock Series 2 to participate in such offer of subscription shall terminate if the $10.00 Convertible Preferred Stock Series 2 shall not be converted on or before the date of such closing of the books or such record date.

                           (g) Whenever the number of shares of Common Stock
deliverable upon the conversion of each share of $10.00 Convertible Preferred Stock Series 2 shall be adjusted pursuant to the provision of Section (6)(d) or
(e), the Corporation shall promptly (A) file with the transfer agent, if any, for the shares of $10.00 Convertible Preferred Stock Series 2 a certificate, signed by the Chairman of the Board or the President or a Vice President of the Corporation, and (B) mail, or cause the transfer agent to mail, to all holders of shares of $10.00 Convertible Preferred Stock Series 2, at their last address as they shall appear upon the stock records of the Corporation, a notice setting forth, in each case, the increased or decreased number of shares of Common Stock thereafter deliverable upon the exchange of each share of $10.00 Convertible Preferred Stock Series 2. The certificate filed with the transfer agent shall show, in addition, in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is

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based.

                           (h) The term "Common Stock" shall mean (A) the class
of stock designated as the "Common Stock" of the Corporation at the date of initial issuance of shares of the $10.00 Convertible Preferred Stock Series 2 or
(B) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value, or
(C) any capital stock of the Corporation hereafter authorized that shall not be limited to a fixed sum or percentage of par or preference value in respect of the rights of holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation. In the event that, at any time, as a result of an adjustment made pursuant to Section (6)(d) or (e) above, the holder of any share of the $10.00 Convertible Preferred Stock Series 2 thereafter surrendered for conversion or converted automatically in accordance with Section (6)(c) shall become entitled to receive any shares of the Corporation other than shares of the Corporation's Common Stock as in effect on the date hereof, then the shares so receivable upon conversion of any share of the $10.00 Convertible Preferred Stock Series 2 shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section (6)(d) or (e).

                           (i) At all times, a sufficient number of the
authorized but unissued shares and/or treasury shares of Common Stock shall be reserved by the Corporation for the purpose of conversion of all shares of the $10.00 Convertible Preferred Stock Series 2 at the time outstanding.

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                           (j) In lieu of fractions of shares of Common Stock
issuable upon conversion of the $10.00 Convertible Preferred Stock Series 2, the Corporation shall pay to the holder in cash the Fair Market Value (as hereinafter defined) of any such fraction of a share of Common Stock on the date of conversion.

                  (7) PREEMPTIVE RIGHTS. The holders of shares of $10.00 Convertible Preferred Stock Series 2 shall, as such, have no preemptive right to purchase or otherwise acquire shares of any class of stock or other securities of the Corporation now or hereafter authorized.

                  (8) JUNIOR AND PARITY STOCK. As used herein with respect to $10.00 Convertible Preferred Stock Series 2, the following terms shall have the following meanings:

                           (a) The term "parity stock" shall mean all series of preferred stock (including, but not limited, to the $10.00 Convertible Preferred Stock Series 2) and any other class of stock of the Corporation hereafter authorized ranking on a parity with the $10.00 Convertible Preferred Stock Series 2 in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                           (b) The term "junior stock" shall mean the Corporation's Common Stock, par value $.01 per share, and any other class of stock of the Corporation hereafter authorized over which preferred stock, including, but not limited to, $10.00 Convertible Preferred Stock Series 2, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  (9) SENIOR STOCK. The Corporation may not, without the consent of the holders of a majority of the $10.00 Convertible Preferred Stock Series 2, create any new class or series of preferred stock with rights senior to the $10.00

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Convertible Preferred Stock Series 2.

                  (10) Fair Market Value. As used herein with respect to $10.00 Convertible Preferred Stock Series 2, "Fair Market Value" shall mean:

                           (a) If the principal market for the Common Stock is a
                  national securities exchange or the Nasdaq National Market System or the Nasdaq SmallCap Market, the closing sales price of the Common Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system; or

                           (b) If the  principal  market for the Common Stock is
                  not a national securities exchange or the Nasdaq National Market System or the Nasdaq SmallCap Market and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System, the average of the closing bid and closing asked prices of the Common Stock on the date in question, as quoted on such System; or

                           (c) If the  principal  market for the Common Stock is
                  not a national securities exchange or the Nasdaq National Market System or the Nasdaq SmallCap Market and the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, the mean between the highest bid and lowest asked prices for the Common Stock on the date in question, as reported by the National Quotation Bureau, Inc. ("NQB") or at least two market makers in the Common Stock if quotations are not available from NQB but are available from market makers; or

                           (d) If the  principal  market for the Common Stock is
                  not (a), (b) or (c), "Fair Market Value" shall be determined by the Corporation's Board of Directors, whose decision shall be final and binding.

                  (11) REGISTRATION RIGHTS.

                           (a)      REGISTRATION IN RIGHTS OFFERING.


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                                    (i) GRANT OF RIGHT. The shares of Common
Stock issuable upon conversion of the $10.00 Convertible Preferred Stock Series 2 (the "Registrable Securities") shall be registered for resale in the registration statement under the Securities Act of 1933, as amended (the "Act"), filed in connection with an offering by the Corporation to the holders of its Common Stock to subscribe to purchase additional shares of Common Stock having an aggregate purchase price of at least $3,000,000.

                                    (ii) TERMS. The Corporation shall bear all
fees and expenses attendant to registering the Registrable Securities pursuant to this Section 11(a), but the holders of the $10.00 Convertible Preferred Stock Series 2 ("Holders") shall pay any and all underwriting commissions and non-accountable expenses of any underwriter selected by the Holders to sell the Registrable Securities and who acts for the Holders, together with the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Corporation agrees to use its prompt best efforts to qualify or register the Registrable Securities in such States as are reasonably requested by the Holders; provided, however, that in no event shall the Corporation be required to register the Registrable Securities in a State in which such registration would cause (A) the Corporation to be obligated to do business in such State, or (B) the principal stockholders of the Corporation to be obligated to escrow their shares of capital stock of the Corporation. The Corporation shall cause any registration statement filed purusant to Section 11(a) to remain effective for a period of at least three years from the effective date of such registration statement.

                           (b) "PIGGY-BACK" REGISTRATION.

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                                    (i) GRANT OF RIGHT. The Holders of
Registrable Securities shall have the right until five years from the date this Certificate of Designations is executed by the Corporation to include the Registrable Securities as part of any other registration of securities filed by the Corporation if allowable under the Act and the rules promulgated thereunder; provided however, that if, in the written opinion of the Corporation's managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Corporation or selling securityholders, will exceed the maximum amount of securities that can be marketed (A) at a price reasonably related to their then current market value, or (B) without materially and adversely affecting the entire offering, then the Corporation may exclude from such offering all or any portion of the Registrable Securities to be so registered; provided further, however, that in the event the registration is being filed upon the demand of holders of the Corporation's $10.00 Convertible Preferred Stock, the Registrable Securities may be excluded from the registration only if and in the same proportion as the shares of Common Stock issuable upon exercise of the $10.00 Convertible Preferred Stock for which registration has been requested are excluded.

                                    (ii) TERMS. The Corporation shall bear all
fees and expenses attendant to registering the Registrable Securities pursuant to this Section 11(b), but the Holders shall pay any and all underwriting commissions and non-accountable expenses of any underwriter selected by the Holders to sell the Registrable Securities, together with the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such proposed registration, the Corporation shall furnish the then Holders of the outstanding

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Registrable  Securities  with not less than thirty days' written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed (during such five-year period) by the Corporation until such time as all of the Registrable Securities have been registered and sold, if earlier. The Holders shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty days of the receipt of the Corporation's notice of its intention to file a registration statement. The Corporation shall cause any registration statement filed pursuant to the above "piggy-back" rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

                           (c) GENERAL TERMS.

                                    (i) INDEMNIFICATION.

                                            (A) The Corporation will indemnify
each Holder whose Registrable Securities are included in any such registration statement, with respect to which registration, qualification or compliance has been effected or attempted pursuant to this Section 11, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state

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therein a material fact  required to be stated  therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Act or any rule or regulation thereunder applicable to the Corporation in connection with any such registration, qualification or compliance, and will
reimburse  the  Holder  whose  Registrable   Securities  are  included  in  such
registration statement, each such underwriter and each person who controls any such underwriter within the meaning of the Act or the Exchange Act, for any
legal  and  any  other   expenses   reasonably   incurred  in  connection   with
investigating and defending any such claim, loss, damage, liability or action provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by the Holder whose Registrable Securities are included in such registration statement.

                                            (B) It shall be a condition to the
Corporation's obligations under this Section 11 that each Holder whose Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers and each underwriter, if any, of the Corporation's securities covered by such registration statement, each person who controls the Corporation or such underwriter within the meaning of the Exchange Act and the Act and the rules and regulations thereunder, each other securityholder participating in such distribution and each of their officers, directors and partners, and each person controlling such other securityholder, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any

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such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and such other securityholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document in reliance upon and in conformity with written information furnished to the Corporation such Holder; provided, however, that the obligations of such Holder hereunder shall be limited to an amount equal to the proceeds received by such Holder of securities sold as contemplated herein.

                                            (C) Each party entitled to
indemnification under this subsection 11(c)(i) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this subsection 11(c)(i). No Indemnifying Party, in the defense of any such claim or liti-

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gation, shall, except with the consent of each Indemnified
Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                                            (D) Notwithstanding the foregoing
provisions of this subsection 11(c)(i), the parties acknowledge that it is the position of the SEC that indemnification for violations of the securities laws is unenforceable.

                                    (ii) INFORMATION.  Each Holder shall
furnish to the Corporation such information regarding the Holder and the distribution proposed by such Holder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 11.

                           (d) TERMINATION. The rights granted under this
Section 11 shall terminate upon delivery to the Purchasers of an unqualified opinion of counsel to the Corporation in form and substance reasonably acceptable to counsel for the Purchaser to the effect that such rights are no longer necessary for the public sale of the shares of Common Stock issuable upon conversion of the Shares.

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                  IN WITNESS WHEREOF, NEWS COMMUNICATIONS,  INC. has caused this
Certificate of Designation to be duly executed by its President and attested to by its Assistant Secretary, who affirm that the information contained in the foregoing Certificate of Designation is true under the penalties of perjury this 23rd day of April 1998.

                                                     NEWS COMMUNICATIONS, INC.

                                                     By: /s/ Michael Schenkler
                                                        -----------------------
                                                        Michael Schenkler
                                                          President

                                                     By: /s/ Robert Berkowitz
                                                        -----------------------
                                                        Robert Berkowitz,
                                                          Assistant Secretary

STATE OF                    )
                            ) ss
COUNTY OF                   )

         I HEREBY CERTIFY that on this ___ day of April, 1998, before me, a Notary Public for the state and county aforesaid, personally appeared Michael Schenkler, known to me or satisfactorily proven to be the person whose name is subscribed above, who acknowledged that he is the President of News Communications, Inc., a corporation organized under the laws of the State of Nevada, and that he has been duly authorized to execute and has executed this instrument on its behalf.

         IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

NOTARIAL SEAL:
                                                 -------------------------------
                                                          Notary Public

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STATE OF                    )
                            ) ss
COUNTY OF                   )

         I HEREBY CERTIFY that on this ___ day of April, 1998, before me, a Notary Public for the state and county aforesaid, personally appeared Robert Berkowitz, known to me or satisfactorily proven to be the person whose name is subscribed above, who acknowledged that he is the Assistant Secretary of News Communications, Inc., a corporation organized under the laws of the State of Nevada, and that he has been duly authorized to execute and has executed this instrument on its behalf.

         IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

NOTARIAL SEAL:
                                                   -----------------------------
                                                           Notary Public

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